UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009 [November 17, 2009]

ANTICUS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51779 (Commission File Number)	98-0375504 (IRS Employer Identification No.)

1155 Rene-Levesque Ouest, Suite 2500, Montreal, Quebec, Canada H3B 2K4
(Address of principal executive offices)

(514) 992-1391
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICER

Resignation of Directors and Officers:

On November 17, 2009, Daniel Trudeau, an Officer of Anticus International Corporation (the “Company”), informed the Board of Directors of the Company that he was resigning as Chief Financial Officer and Secretary of the Company to allow the Company to work towards a restructure of its’ controls and procedures oversight.

On November 17, 2009, Michel Plante, a Director of the Company, was appointed Chief Financial Officer and Secretary of the Corporation.

Michel Plante is a Chartered Accountant who worked for Coopers & Lybrand, Chartered Accountants, for ten years, and then held several financial management positions with various technological organizations. Recently, from 2003 to 2007, he was Vice-President Finance, Chief Financial Officer and Corporate Secretary at Roctest Limited, a company listed on the Toronto Stock Exchange. He is currently an advisor to the CEO of Groupe Cabico Inc, a position held since June 2007. Mr. Plante is also Chairman of Collège Laval (a privately-held secondary education institution) and a Director of Capital Vtechlab Inc. (TSX-Venture). Mr. Plante obtained his Bachelor’s in Accounting in 1980, from McGill University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTICUS INTERNATIONAL CORPORATION
November 20, 2009	By: /s/ Daniel Trudeau
Daniel Trudeau
President and CEO